Exhibit 99.1

WEBSTER REPORTS
FOURTH QUARTER 2021 EARNINGS OF $1.20 PER DILUTED SHARE
WATERBURY, Conn., January 20, 2022 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A. and its HSA Bank division, today announced earnings applicable to common shareholders of $108.4 million, or $1.20 per diluted share, for the quarter ended December 31, 2021, compared to $57.7 million, or $0.64 per diluted share, for the quarter ended December 31, 2020. Earnings per diluted share would have been $1.31 for the quarter ended December 31, 2021, adjusting for a net $13.7 million ($10.1 million after tax) of merger related, strategic optimization, and debt prepayment expenses.
For the full year 2021, earnings applicable to common shareholders was $398.7 million, or $4.42 per diluted share, and includes $47.1 million ($39.1 million after tax) of merger related, strategic optimization, and debt prepayment expenses.
“We are very proud of our performance for the fourth quarter and full-year of 2021, as we achieved a record level of EPS and net income on both a quarterly and full-year basis,” said John R. Ciulla, chairman and chief executive officer. “As we have secured all regulatory approvals, we look forward to closing our merger with Sterling. The combination will form a uniquely positioned commercial bank that will further the exceptional performance Webster’s stakeholders have come to expect.”
Highlights for the fourth quarter of 2021:
•Revenue of $316.9 million, an increase of 7.9 percent compared to the prior year.
•Loan growth of 4.1 percent linked quarter, excluding Paycheck Protection Program (PPP) loans, led by commercial and residential which together increased 5.0 percent.
•Current Expected Credit Loss (CECL) benefit of $15.0 million with a reserve decrease of $13.7 million compared to the prior quarter, resulting in an allowance coverage of 1.35 percent, or 1.37 percent excluding $0.2 billion of PPP loans.
•Deposit decline of $0.2 billion or 0.6 percent linked quarter, with decreases of $239.7 million in money market deposits and $94.3 million in demand deposits.
•Charges related to merger, strategic optimization initiatives, and debt prepayments totaled $13.7 million.
•Net interest margin of 2.73 percent.
•Efficiency ratio (non-GAAP) of 54.85 percent.
“Our financial performance is the result of a broad effort across our company,” said Glenn MacInnes, executive vice president and chief financial officer. “We continued to generate robust loan growth, we were successful in deploying the meaningful liquidity our deposit growth generated, and measures of asset quality remained exceptionally strong. We approach our merger with Sterling with substantial momentum.”

Line of Business performance compared to the fourth quarter of 2020
Commercial Banking
Webster’s Commercial Banking segment serves businesses that have more than $2 million of revenue through our business banking, middle market, asset-based lending, equipment finance, commercial real estate, sponsor finance, and treasury services business units. Additionally, our Wealth group provides wealth management solutions to business owners, operators, and consumers within our targeted markets and retail footprint. As of December 31, 2021, Commercial Banking had $15.2 billion in loans and leases and $9.6 billion in deposit balances.
Commercial Banking Operating Results:

			Percent
	Three months ended December 31,		Favorable/
(In thousands)	2021	2020	(Unfavorable)
Net interest income	$151,767	$137,291	10.5%
Non-interest income	31,304	25,523	22.7
Operating revenue	183,071	162,814	12.4
Non-interest expense	66,263	67,989	2.5
Pre-tax, pre-provision net revenue	$116,808	$94,825	23.2

			Percent
	At December 31,		Increase/
(In millions)	2021	2020	(Decrease)
Loans and leases	$15,210	$14,573	4.4%
Deposits	9,645	8,191	17.7
AUA / AUM (off balance sheet)	7,202	6,586	9.4
Pre-tax, pre-provision net revenue increased $22.0 million to $116.8 million in the quarter as compared to prior year. Net interest income increased $14.5 million to $151.8 million, primarily driven by loan and deposit growth. Non-interest income increased $5.8 million to $31.3 million, driven by a gain on loan sale and trust and investment service fees. Non-interest expense decreased $1.7 million to $66.3 million, primarily driven by lower support costs.

HSA Bank
Webster’s HSA Bank division offers a comprehensive consumer-directed healthcare solution that includes health savings accounts, health reimbursement arrangements, flexible spending accounts and commuter benefits. Health savings accounts are distributed nationwide directly to employers and individual consumers, as well as through national and regional insurance carriers, benefit consultants and financial advisors. As of December 31, 2021, HSA Bank had $11.1 billion in total footings comprising $7.4 billion in deposit balances and $3.7 billion in assets under administration through linked investment accounts.
HSA Bank Operating Results:

			Percent
	Three months ended December 31,		Favorable/
(In thousands)	2021	2020	(Unfavorable)
Net interest income	$42,219	$40,495	4.3%
Non-interest income	24,499	24,105	1.6
Operating revenue	66,718	64,600	3.3
Non-interest expense	34,155	34,750	1.7
Pre-tax, net revenue	$32,563	$29,850	9.1

			Percent
	At December 31,		Increase/
(Dollars in millions)	2021	2020	(Decrease)
Number of accounts (thousands)	2,992	2,953	1.3%

Deposits	$7,398	$7,120	3.9
Linked investment accounts (off balance sheet)	3,719	2,853	30.3
Total footings	$11,117	$9,973	11.5

Pre-tax net revenue increased $2.7 million to $32.6 million in the quarter as compared to prior year. Net interest income increased $1.7 million to $42.2 million, due to growth in deposits. Non-interest income increased $0.4 million to $24.5 million, primarily due to increased interchange revenue. Non-interest expense decreased $0.6 million to $34.2 million, primarily due to reduced occupancy, telephone, and postage costs.

Retail Banking
Retail Banking serves consumer and business banking customers primarily throughout southern New England and into Westchester County, New York. Retail Banking is comprised of the Consumer Lending and Small Business Banking (businesses that have less than $2 million of revenue) business units, as well as a distribution network consisting of 130 banking centers and 251 ATMs, a customer care center, and a full range of web and mobile-based banking services. As of December 31, 2021, Retail Banking had $7.1 billion in loans and $12.8 billion in deposit balances.
Retail Banking Operating Results:

			Percent
	Three months ended December 31,		Favorable/
(In thousands)	2021	2020	(Unfavorable)
Net interest income	$93,749	$85,404	9.8%
Non-interest income	17,323	18,064	(4.1)
Operating revenue	111,072	103,468	7.3
Non-interest expense	74,310	79,687	6.7
Pre-tax, pre-provision net revenue	$36,762	$23,781	54.6

			Percent
	At December 31,		Increase/
(In millions)	2021	2020	(Decrease)
Loans	$7,062	$7,068	(0.1)%
Deposits	12,802	12,024	6.5
Pre-tax, pre-provision net revenue increased $13.0 million to $36.8 million in the quarter as compared to prior year. Net interest income increased $8.3 million to $93.7 million, driven by deposit balance growth and lower interest paid on deposits, partially offset by lower loan balances. Non-interest income decreased $0.7 million to $17.3 million, resulting from lower mortgage banking fee income, partially offset by higher deposit service fees, loan servicing income, and credit card and merchant services fees. Non-interest expense decreased $5.4 million to $74.3 million, driven by lower employee-related, occupancy, technology and equipment, and marketing expenses.

Consolidated financial performance:
Quarterly net interest income compared to the fourth quarter of 2020:
•Net interest income was $226.8 million compared to $216.9 million.
•Net interest margin was 2.73 percent compared to 2.83 percent. The yield on interest-earning assets declined by 24 basis points, and the cost of interest-bearing liabilities declined by 14 basis points.
•Average interest-earning assets totaled $33.5 billion and grew by $2.6 billion, or 8.4 percent.
•Average loans and leases totaled $21.9 billion and grew by $0.2 billion, or 0.8 percent.
•Average deposits totaled $30.1 billion and grew by $2.9 billion, or 10.7 percent.
Quarterly provision for credit losses:
•The provision for credit losses reflects a $15.0 million benefit in the quarter, contributing to a $13.7 million decrease in the allowance for credit losses on loans and leases. The decrease in the allowance reflects a stable economic outlook and favorable credit quality trends. The provision for credit losses reflected an expense of $7.8 million in the prior quarter compared to a benefit of $1.0 million a year ago.
•Net (recoveries) were $(1.2) million, compared to net charge-offs of $0.9 million in the prior quarter and $9.4 million a year ago. The ratio of net (recoveries) charge-offs to average loans on an annualized basis was (0.02) percent, compared to 0.02 percent in the prior quarter and 0.17 percent a year ago.
•The allowance for credit losses on loans and leases represented 1.35 percent of total loans at December 31, 2021, compared to 1.46 percent at September 30, 2021 and 1.66 percent at December 31, 2020. Excluding $0.2 billion of risk free PPP loans, the coverage ratio was 1.37 percent at December 31, 2021, compared to 1.49 percent at September 30, 2021 excluding $0.4 billion of risk free PPP loans, and 1.76 percent at December 31, 2020 excluding $1.3 billion of risk free PPP loans. The allowance represented 274 percent of nonperforming loans at December 31, 2021 compared to 309 percent at September 30, 2021 and 214 percent at December 31, 2020.
Quarterly non-interest income compared to the fourth quarter of 2020:
•Total non-interest income was $90.1 million compared to $76.8 million, an increase of $13.3 million. This primarily reflects an increase of $12.5 million in Other primarily due to realized gains and fair value adjustments on direct investments and a gain on the sale of a commercial loan; $2.8 million in deposit service fees driven by higher levels of transactional fees across all three business lines; and $1.3 million primarily due to increased investment activity. These increases were partially offset by a $3.4 million decrease in mortgage banking activities which is in line with our strategic choice to originate loans for portfolio along with lower spreads on loans originated for sale.

Quarterly non-interest expense compared to the fourth quarter of 2020:
•Total non-interest expense was $189.9 million compared to $219.5 million, a decrease of $29.6 million. Total non-interest expense includes a net $13.7 million of merger, strategic initiative, and debt prepayment charges compared to $38.3 million of strategic initiatives a year ago. Excluding those charges, total non-interest expense decreased $5.0 million driven by the benefits of our strategic initiatives partially offset by higher performance-based compensation and medical claims.
Quarterly income taxes compared to the fourth quarter of 2020:
•Income tax expense was $31.0 million compared to $15.1 million, and the effective tax rate was 21.8 percent compared to 20.1 percent. The higher effective tax rate in the quarter primarily reflects the effects of increased pre-tax income in 2021 compared to 2020, partially offset by the recognition of a higher level of net discrete tax benefits during the period compared to a year ago.
Investment securities:
•Total investment securities, net were $10.4 billion, compared to $9.4 billion at September 30, 2021 and $8.9 billion at December 31, 2020. The carrying value of the available-for-sale portfolio included $7.2 million of net unrealized gains, compared to $44.7 million at September 30, 2021 and $92.5 million at December 31, 2020. The carrying value of the held-to-maturity portfolio does not reflect $82.6 million of net unrealized gains, compared to $152.9 million at September 30, 2021 and $267.2 million at December 31, 2020.
Loans:
•Total loans were $22.3 billion, compared to $21.6 billion at both September 30, 2021 and December 31, 2020. Compared to September 30, 2021, commercial loans (excluding PPP loans) increased by $601.6 million, residential mortgages increased by $245.4 million, and commercial real estate loans increased by $80.5 million while consumer loans decreased by $52.1 million, and PPP loans decreased by $183.9 million.
•Compared to a year ago, commercial loans (excluding PPP loans) increased by $1.0 billion, residential mortgages increased by $0.6 billion, and commercial real estate loans increased by $0.3 billion, while consumer loans decreased by $0.3 billion. PPP loans totaled $0.2 billion at December 31, 2021.
•Loan originations for the portfolio were $2.553 billion, compared to $1.987 billion in the prior quarter and $1.804 billion a year ago. In addition, $42 million of residential loans were originated for sale in the quarter, compared to $57 million in the prior quarter and $125 million a year ago.

Asset quality:
•Total nonperforming loans were $109.8 million, or 0.49 percent of total loans, compared to $101.8 million, or 0.47 percent of total loans, at September 30, 2021 and $168.0 million, or 0.78 percent of total loans, at December 31, 2020. As of December 31, 2021, $60.3 million of nonperforming loans were contractually current.
•Past due loans were $21.9 million, compared to $17.1 million at September 30, 2021 and $32.9 million at December 31, 2020.
Deposits and borrowings:
•Total deposits were $29.8 billion, compared to $30.0 billion at September 30, 2021 and $27.3 billion at December 31, 2020. Core deposits to total deposits were 94.0 percent, compared to 93.7 percent at September 30, 2021 and 90.9 percent at December 31, 2020. The loan to deposit ratio was 74.6 percent, compared to 71.9 percent at September 30, 2021 and 79.2 percent at December 31, 2020.
•Total borrowings were $1.2 billion, compared to $1.3 billion at September 30, 2021 and $1.7 billion at December 31, 2020.
Capital:
•The return on average common shareholders’ equity and the return on average tangible common shareholders’ equity were 13.35 percent and 16.23 percent, respectively, compared to 7.51 percent and 9.31 percent, respectively, in the fourth quarter of 2020.
•The tangible equity and tangible common equity ratios were 8.39 percent and 7.97 percent, respectively, compared to 8.35 percent and 7.90 percent, respectively, at December 31, 2020. The common equity tier 1 risk-based capital ratio was 11.72 percent, compared to 11.35 percent at December 31, 2020.
•Book value and tangible book value per common share were $36.36 and $30.22, respectively, compared to $34.25 and $28.04, respectively, at December 31, 2020.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association and its HSA Bank division. With $34.9 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust, and investment services through 130 banking centers and 251 ATMs. Webster also provides mobile and Internet banking. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call
A conference call covering Webster’s fourth quarter 2021 earnings announcement will be held today, Thursday, January 20, 2022 at 9:00 a.m. Eastern Time. To listen to the live call, please dial 877-407-8289, or 201-689-8341 for international callers. The webcast, along with related slides, will be available on the Webster website (www.wbst.com). A replay of the conference call will be available for one week via the website listed above, beginning at approximately 11:00 a.m. (Eastern) on January 20, 2022. To access the replay, dial 877-660-6853, or 201-612-7415 for international callers. The replay conference ID number is 13725763.

Media Contact
Alice Ferreira, 203-578-2610
acferreira@websterbank.com

Investor Contact
Kristen Manginelli, 203-578-2307
kmanginelli@websterbank.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) our ability to complete the merger with Sterling Bancorp and realize the anticipated benefits of the merger; (2) our ability to successfully execute our business plan and strategic initiatives, and manage any risks or uncertainties; (3) our ability to successfully achieve the anticipated cost reductions and operating efficiencies from our completed branch consolidations and other strategic initiatives, including process automation, organization simplification, and spending reductions, and avoid any higher than anticipated costs or delays in the ongoing implementation; (4) local, regional, national, and international economic conditions and the impact they may have on us and our customers; (5) volatility and disruption in national and international financial markets; (6) the potential adverse effects of the ongoing novel coronavirus (COVID-19) pandemic and any governmental or societal responses thereto, or other unusual and infrequently occurring events; (7) changes in the level of nonperforming assets and charge-offs; (8) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (9) adverse conditions in the securities markets that lead to impairment in the value of our investment securities; (10) inflation, changes in interest rates (including the replacement of LIBOR as an interest rate benchmark), and monetary fluctuations; (11) the timely development and acceptance of new products and services and the perceived value of those products and services by customers; (12) changes in deposit flows, consumer spending, borrowings, and savings habits; (13) our ability to implement new technologies and maintain secure and reliable technology systems; (14) the effects of any cyber threats, attacks or events or fraudulent activity; (15) performance by our counterparties and vendors; (16) our ability to increase market share and control expenses; (17) changes in the competitive environment among banks, financial holding companies, and other financial services providers; (18) changes in laws and regulations (including those concerning banking, taxes, dividends, securities, insurance, and healthcare) with which we and our subsidiaries must comply; (19) the effect of changes in accounting policies and practices applicable to us, including impacts of recently adopted accounting guidance; (20) legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; (21) our ability to appropriately address social, environmental, and sustainability concerns that may arise from our business activities; and (22) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operation.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020

Income and performance ratios:
Net income	$111,038	$95,713	$94,035	$108,078	$60,044
Earnings applicable to common shareholders	108,426	93,171	91,555	105,530	57,715
Earnings per diluted common share	1.20	1.03	1.01	1.17	0.64
Return on average assets	1.26%	1.10%	1.12%	1.31%	0.73%
Return on average tangible common shareholders' equity (non-GAAP)	16.23	14.16	14.26	16.79	9.31
Return on average common shareholders’ equity	13.35	11.61	11.63	13.65	7.51
Non-interest income as a percentage of total revenue	28.44	26.73	24.77	25.54	26.14

Asset quality:
Allowance for credit losses on loans and leases	$301,187	$314,922	$307,945	$328,351	$359,431
Nonperforming assets	112,590	104,209	123,497	152,808	170,314
Allowance for credit losses on loans and leases / total loans and leases	1.35%	1.46%	1.43%	1.54%	1.66%
Net charge-offs (recoveries) / average loans and leases (annualized)	(0.02)	0.02	(0.02)	0.10	0.17
Nonperforming loans and leases / total loans and leases	0.49	0.47	0.56	0.71	0.78
Nonperforming assets / total loans and leases plus OREO	0.51	0.48	0.57	0.72	0.79
Allowance for credit losses on loans and leases / nonperforming loans and leases	274.36	309.44	255.05	218.29	213.94

Other ratios:
Tangible equity (non-GAAP)	8.39%	8.12%	8.35%	8.30%	8.35%
Tangible common equity (non-GAAP)	7.97	7.71	7.91	7.85	7.90
Tier 1 risk-based capital (a)	12.32	12.39	12.30	12.55	11.99
Total risk-based capital (a)	13.64	13.79	13.70	14.08	13.59
Common equity tier 1 risk-based capital (a)	11.72	11.77	11.66	11.89	11.35
Shareholders’ equity / total assets	9.85	9.57	9.86	9.84	9.92
Net interest margin	2.73	2.80	2.82	2.92	2.83
Efficiency ratio (non-GAAP)	54.85	54.84	56.64	58.46	60.27

Equity and share related:
Common equity	$3,293,288	$3,241,152	$3,184,668	$3,127,891	$3,089,588
Book value per common share	36.36	35.78	35.15	34.60	34.25
Tangible book value per common share (non-GAAP)	30.22	29.63	28.99	28.41	28.04
Common stock closing price	55.84	54.46	53.34	55.11	42.15
Dividends declared per common share	0.40	0.40	0.40	0.40	0.40
Common shares issued and outstanding	90,584	90,588	90,594	90,410	90,199
Weighted-average common shares outstanding - Basic	90,052	90,038	90,027	89,809	89,645
Weighted-average common shares outstanding - Diluted	90,284	90,232	90,221	90,108	89,915

(a) Presented as preliminary for December 31, 2021 and actual for the remaining periods. In accordance with regulatory capital rules, the Company elected an option to delay the estimated impact of CECL on its regulatory capital for two years followed by a three year transition period ending December 31, 2024. As a result, capital ratios and amounts for all periods presented exclude the impact of the increased allowance for credit losses on loans, held-to-maturity debt securities and unfunded loan commitments attributed to the adoption of CECL.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	December 31, 2021	September 30, 2021	December 31, 2020
Assets:
Cash and due from banks	$137,385	$161,369	$193,501
Interest-bearing deposits	324,185	2,442,790	69,603
Securities:
Available for sale	4,234,854	3,410,443	3,326,776
Held to maturity, net	6,198,125	5,986,308	5,567,889
Total securities, net	10,432,979	9,396,751	8,894,665
Loans held for sale	4,694	24,969	14,012
Loans and Leases:
Commercial	8,576,786	8,159,127	8,577,898
Commercial real estate	6,603,180	6,522,679	6,322,637
Residential mortgages	5,412,905	5,167,527	4,782,016
Consumer	1,678,858	1,731,002	1,958,664
Total loans and leases	22,271,729	21,580,335	21,641,215
Allowance for credit losses on loans and leases	(301,187)	(314,922)	(359,431)
Loans and leases, net	21,970,542	21,265,413	21,281,784
Federal Home Loan Bank and Federal Reserve Bank stock	71,836	75,936	77,594
Premises and equipment, net	204,557	209,573	226,743
Goodwill and other intangible assets, net	556,242	557,360	560,756
Cash surrender value of life insurance policies	572,305	572,368	564,195
Deferred tax asset, net	109,405	96,489	81,286
Accrued interest receivable and other assets	531,469	571,240	626,551
Total Assets	$34,915,599	$35,374,258	$32,590,690

Liabilities and Shareholders' Equity:
Deposits:
Demand	$7,060,488	$7,154,835	$6,155,592
Health savings accounts	7,397,582	7,329,405	7,120,017
Interest-bearing checking	4,182,497	4,181,825	3,652,763
Money market	3,718,953	3,958,700	2,940,215
Savings	5,689,739	5,517,189	4,979,031
Certificates of deposit	1,797,770	1,884,373	2,487,818
Total deposits	29,847,029	30,026,327	27,335,436
Securities sold under agreements to repurchase and other borrowings	674,896	655,871	995,355
Federal Home Loan Bank advances	10,997	113,334	133,164
Long-term debt	562,931	564,114	567,663
Accrued expenses and other liabilities	381,421	628,423	324,447
Total liabilities	31,477,274	31,988,069	29,356,065
Preferred stock	145,037	145,037	145,037
Common shareholders' equity	3,293,288	3,241,152	3,089,588
Total shareholders’ equity	3,438,325	3,386,189	3,234,625
Total Liabilities and Shareholders' Equity	$34,915,599	$35,374,258	$32,590,690

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share data)	2021	2020	2021	2020
Interest income:
Interest and fees on loans and leases	$189,985	$189,010	$762,713	$789,719
Interest and dividends on securities	45,990	46,874	179,885	211,561
Loans held for sale	45	181	246	769
Total interest income	236,020	236,065	942,844	1,002,049
Interest expense:
Deposits	4,027	8,651	20,131	67,897
Borrowings	5,211	10,485	21,624	42,759
Total interest expense	9,238	19,136	41,755	110,656
Net interest income	226,782	216,929	901,089	891,393
Provision for credit losses	(15,000)	(1,000)	(54,500)	137,750
Net interest income after provision for loan and lease losses	241,782	217,929	955,589	753,643
Non-interest income:
Deposit service fees	40,544	38,345	162,710	156,032
Loan and lease related fees	9,602	9,095	36,658	29,127
Wealth and investment services	10,111	8,820	39,586	32,916
Mortgage banking activities	733	4,110	6,219	18,295
Increase in cash surrender value of life insurance policies	3,627	3,662	14,429	14,561
Gain on investment securities, net	—	—	—	8
Other income	25,521	12,731	63,770	34,338
Total non-interest income	90,138	76,763	323,372	285,277
Non-interest expense:
Compensation and benefits	109,283	122,754	419,989	428,391
Occupancy	13,256	28,024	55,346	71,029
Technology and equipment	28,750	29,122	112,831	112,273
Marketing	2,599	3,485	12,051	14,125
Professional and outside services	9,360	11,380	47,235	32,424
Intangible assets amortization	1,118	1,147	4,513	4,160
Loan workout expenses	244	261	1,168	1,758
Deposit insurance	4,234	4,372	15,794	18,316
Other expenses	21,009	18,985	76,173	76,470
Total non-interest expense	189,853	219,530	745,100	758,946
Income before income taxes	142,067	75,162	533,861	279,974
Income tax expense	31,029	15,118	124,997	59,353
Net income	111,038	60,044	408,864	220,621
Preferred stock dividends and other	(2,612)	(2,329)	(10,177)	(9,147)
Earnings applicable to common shareholders	$108,426	$57,715	$398,687	$211,474

Weighted-average common shares outstanding - Diluted	90,284	89,915	90,206	90,151

Earnings per common share:
Basic	$1.20	$0.64	$4.43	$2.35
Diluted	1.20	0.64	4.42	2.35

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Interest income:
Interest and fees on loans and leases	$189,985	$196,273	$185,919	$190,536	$189,010
Interest and dividends on securities	45,990	43,362	45,586	44,947	46,874
Loans held for sale	45	57	53	91	181
Total interest income	236,020	239,692	231,558	235,574	236,065
Interest expense:
Deposits	4,027	4,571	5,094	6,439	8,651
Borrowings	5,211	5,430	5,612	5,371	10,485
Total interest expense	9,238	10,001	10,706	11,810	19,136
Net interest income	226,782	229,691	220,852	223,764	216,929
Provision for credit losses	(15,000)	7,750	(21,500)	(25,750)	(1,000)
Net interest income after provision for loan and lease losses	241,782	221,941	242,352	249,514	217,929
Non-interest income:
Deposit service fees	40,544	40,258	41,439	40,469	38,345
Loan and lease related fees	9,602	10,881	7,862	8,313	9,095
Wealth and investment services	10,111	9,985	10,087	9,403	8,820
Mortgage banking activities	733	1,525	1,319	2,642	4,110
Increase in cash surrender value of life insurance policies	3,627	3,666	3,603	3,533	3,662
Other income	25,521	17,460	8,392	12,397	12,731
Total non-interest income	90,138	83,775	72,702	76,757	76,763
Non-interest expense:
Compensation and benefits	109,283	105,352	97,754	107,600	122,754
Occupancy	13,256	12,430	14,010	15,650	28,024
Technology and equipment	28,750	28,441	27,124	28,516	29,122
Marketing	2,599	3,721	3,227	2,504	3,485
Professional and outside services	9,360	7,074	21,025	9,776	11,380
Intangible assets amortization	1,118	1,124	1,132	1,139	1,147
Loan workout expenses	244	203	327	394	261
Deposit insurance	4,234	3,855	3,749	3,956	4,372
Other expenses	21,009	18,037	18,680	18,447	18,985
Total non-interest expense	189,853	180,237	187,028	187,982	219,530
Income before income taxes	142,067	125,479	128,026	138,289	75,162
Income tax expense	31,029	29,766	33,991	30,211	15,118
Net income	111,038	95,713	94,035	108,078	60,044
Preferred stock dividends and other	(2,612)	(2,542)	(2,480)	(2,548)	(2,329)
Earnings applicable to common shareholders	$108,426	$93,171	$91,555	$105,530	$57,715

Weighted-average common shares outstanding - Diluted	90,284	90,232	90,221	90,108	89,915

Earnings per common share:
Basic	$1.20	$1.03	$1.02	$1.18	$0.64
Diluted	1.20	1.03	1.01	1.17	0.64

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended December 31,
		2021			2020
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$21,902,101	$190,698	3.43%	$21,729,250	$189,829	3.44%
Investment securities (a)	10,267,103	46,903	1.89	8,923,336	48,124	2.22
Federal Home Loan and Federal Reserve Bank stock	72,972	315	1.71	85,535	484	2.25
Interest-bearing deposits (b)	1,214,479	456	0.15	102,011	24	0.09
Loans held for sale	8,302	45	2.15	25,777	181	2.80
Total interest-earning assets	33,464,957	$238,417	2.84%	30,865,909	$238,642	3.08%
Non-interest-earning assets	1,915,632			2,000,217
Total Assets	$35,380,589			$32,866,126

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$7,185,323	$—	—%	$6,213,119	$—	—%
Health savings accounts	7,320,585	1,057	0.06	7,012,813	1,557	0.09
Interest-bearing checking, money market and savings	13,627,473	1,819	0.05	11,469,937	2,400	0.08
Certificates of deposit	1,985,900	1,151	0.23	2,519,845	4,694	0.74
Total deposits	30,119,281	4,027	0.05	27,215,714	8,651	0.13

Securities sold under agreements to repurchase and other borrowings	604,555	824	0.53	1,073,014	623	0.23
Federal Home Loan Bank advances	38,810	169	1.71	313,354	5,622	7.02
Long-term debt (a)	563,505	4,218	3.22	568,237	4,240	3.24
Total borrowings	1,206,870	5,211	1.78	1,954,605	10,485	2.17
Total interest-bearing liabilities	31,326,151	$9,238	0.12%	29,170,319	$19,136	0.26%
Non-interest-bearing liabilities	642,527			456,586
Total liabilities	31,968,678			29,626,905

Preferred stock	145,037			145,037
Common shareholders' equity	3,266,874			3,094,184
Total shareholders' equity	3,411,911			3,239,221
Total Liabilities and Shareholders' Equity	$35,380,589			$32,866,126
Tax-equivalent net interest income		229,179			219,506
Less: tax-equivalent adjustments		(2,397)			(2,577)
Net interest income		$226,782			$216,929
Net interest margin			2.73%			2.83%

(a) For purposes of yield/rate computation, unsettled trades and unrealized gain (loss) balances on securities available for sale and senior fixed-rate notes hedges are excluded.
(b) Interest-bearing deposits is a component of cash and cash equivalents.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Twelve Months Ended December 31,
		2021			2020
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$21,584,872	$765,682	3.55%	$21,385,702	$792,929	3.71%
Investment securities (a)	9,228,743	183,630	2.03	8,647,322	215,151	2.56
Federal Home Loan and Federal Reserve Bank stock	76,015	1,224	1.61	102,943	3,200	3.11
Interest-bearing deposits (b)	1,379,081	1,875	0.14	93,011	246	0.26
Loans held for sale	10,705	246	2.30	25,902	769	2.97
Total interest-earning assets	32,279,416	$952,657	2.97%	30,254,880	$1,012,295	3.37%
Non-interest-earning assets	1,955,330			2,012,900
Total Assets	$34,234,746			$32,267,780

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$6,897,464	$—	—%	$5,698,399	$—	—%
Health savings accounts	7,390,702	5,777	0.08	6,893,996	9,530	0.14
Interest-bearing checking, money market and savings	12,843,843	6,936	0.05	10,689,634	25,248	0.24
Certificates of deposit	2,105,809	7,418	0.35	2,760,561	33,119	1.20
Total deposits	29,237,818	20,131	0.07	26,042,590	67,897	0.26

Securities sold under agreements to repurchase and other borrowings	543,286	3,040	0.56	1,292,571	5,941	0.46
Federal Home Loan Bank advances	108,216	1,708	1.58	730,125	18,767	2.57
Long-term debt (a)	565,271	16,876	3.22	564,919	18,051	3.45
Total borrowings	1,216,773	21,624	1.84	2,587,615	42,759	1.68
Total interest-bearing liabilities	30,454,591	$41,755	0.14%	28,630,205	$110,656	0.39%
Non-interest-bearing liabilities	441,391			439,084
Total liabilities	30,895,982			29,069,289

Preferred stock	145,037			145,037
Common shareholders' equity	3,193,727			3,053,454
Total shareholders' equity	3,338,764			3,198,491
Total Liabilities and Shareholders' Equity	$34,234,746			$32,267,780
Tax-equivalent net interest income		910,902			901,639
Less: tax-equivalent adjustments		(9,813)			(10,246)
Net interest income		$901,089			$891,393
Net interest margin			2.84%			3.00%

(a) For purposes of yield/rate computation, unsettled trades and unrealized gain (loss) balances on securities available for sale and senior fixed-rate notes hedges are excluded.
(b) Interest-bearing deposits is a component of cash and cash equivalents.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan and Lease Balances (unaudited)
(Dollars in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Loan and Lease Balances (actual):
Commercial non-mortgage	$7,509,538	$7,172,345	$7,473,758	$7,530,066	$7,687,300
Asset-based lending	1,067,248	986,782	943,961	907,421	890,598
Commercial real estate	6,603,180	6,522,679	6,410,672	6,338,056	6,322,637
Residential mortgages	5,412,905	5,167,527	4,856,302	4,668,945	4,782,016
Consumer	1,678,858	1,731,002	1,790,308	1,856,895	1,958,664
Total Loan and Lease Balances	22,271,729	21,580,335	21,475,001	21,301,383	21,641,215
Allowance for credit losses on loans and leases	(301,187)	(314,922)	(307,945)	(328,351)	(359,431)
Loans and Leases, net	$21,970,542	$21,265,413	$21,167,056	$20,973,032	$21,281,784

Loan and Lease Balances (average):
Commercial non-mortgage	$7,304,985	$7,280,258	$7,545,398	$7,650,367	$7,662,828
Asset-based lending	1,010,874	956,535	937,580	896,093	874,221
Commercial real estate	6,575,865	6,510,100	6,365,830	6,303,765	6,363,776
Residential mortgages	5,309,127	5,036,329	4,738,859	4,720,703	4,821,199
Consumer	1,701,250	1,755,291	1,825,772	1,910,392	2,007,226
Total Loan and Lease Balances	21,902,101	21,538,513	21,413,439	21,481,320	21,729,250
Allowance for credit losses on loans and leases	(317,848)	(308,279)	(332,522)	(364,358)	(375,080)
Loans and Leases, net	$21,584,253	$21,230,234	$21,080,917	$21,116,962	$21,354,170

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets and Past Due Loans and Leases (unaudited)
(Dollars in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Nonperforming loans and leases:
Commercial non-mortgage	$63,553	$40,774	$57,831	$60,103	$71,499
Asset-based lending	2,114	2,139	2,403	2,430	2,622
Commercial real estate	5,058	15,972	12,687	13,743	21,222
Residential mortgages	15,591	19,327	21,467	42,708	41,033
Consumer	23,462	23,558	26,353	31,437	31,629
Total nonperforming loans and leases	$109,778	$101,770	$120,741	$150,421	$168,005

Other real estate owned and repossessed assets:
Commercial non-mortgage	$—	$—	$—	$102	$175
Residential mortgages	2,276	1,759	1,934	1,695	1,544
Consumer	536	680	822	590	590
Total other real estate owned and repossessed assets	$2,812	$2,439	$2,756	$2,387	$2,309
Total nonperforming assets	$112,590	$104,209	$123,497	$152,808	$170,314

Past due 30-89 days:
Commercial non-mortgage	$9,340	$5,537	$3,154	$7,395	$8,918
Asset-based lending	—	—	—	—	1,175
Commercial real estate	921	821	1,679	699	3,003
Residential mortgages	3,561	3,447	4,690	5,241	10,623
Consumer	5,576	7,158	8,829	7,036	8,720
Total past due 30-89 days	19,398	16,963	18,352	20,371	32,439
Past due 90 days or more and accruing	2,507	107	25	50	445
Total past due loans and leases	$21,905	$17,070	$18,377	$20,421	$32,884

Five Quarter Changes in the Allowance for Credit Losses on Loans and Leases (unaudited)
	For the Three Months Ended
(Dollars in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Beginning balance	$314,922	$307,945	$328,351	$359,431	$369,811
Provision	(14,980)	7,898	(21,574)	(25,759)	(992)
Charge-offs:
Commercial non-mortgage	708	1,706	431	1,164	7,876
Commercial real estate	91	17	163	5,157	688
Residential mortgages	35	88	1,105	380	105
Consumer	1,347	1,965	1,703	2,594	2,673
Total charge-offs	2,181	3,776	3,402	9,295	11,342
Recoveries:
Commercial non-mortgage	159	137	824	209	232
Asset-based lending	21	—	2	1,424	33
Commercial real estate	927	5	10	3	3
Residential mortgages	145	672	782	1,158	190
Consumer	2,174	2,041	2,952	1,180	1,496
Total recoveries	3,426	2,855	4,570	3,974	1,954
Total net charge-offs (recoveries)	(1,245)	921	(1,168)	5,321	9,388
Ending balance	$301,187	$314,922	$307,945	$328,351	$359,431

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures
The Company evaluates its business based on certain ratios that utilize non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results and financial position of the Company. Other companies may define or calculate supplemental financial data differently.
The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding certain non-operational items. Return on average tangible common shareholders' equity measures the Company’s net income available to common shareholders, adjusted for the tax-effected amortization of intangible assets, as a percentage of average shareholders’ equity less average preferred stock and average goodwill and intangible assets. The tangible equity ratio represents shareholders’ equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets. The tangible common equity ratio represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by total assets less goodwill and intangible assets. Tangible book value per common share represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by common shares outstanding at the end of the period. Core deposits express total deposits less time deposits, including brokered time deposits. Adjusted diluted earnings per share (EPS) is calculated by excluding after tax non-operational items from reported earnings applicable to common shareholders. See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP.

	At or for the Three Months Ended
(In thousands, except per share data)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Efficiency ratio:
Non-interest expense	$189,853	$180,237	$187,028	$187,982	$219,530
Less: Foreclosed property activity	(347)	(142)	(137)	91	(836)
Intangible assets amortization	1,118	1,124	1,132	1,139	1,147
Strategic initiatives	600	(4,011)	1,138	9,441	38,265
Merger related	10,560	9,847	17,047	—	—
Debt prepayment costs	2,526	—	—	—	—
Non-interest expense	$175,396	$173,419	$167,848	$177,311	$180,954
Net interest income	$226,782	$229,691	$220,852	$223,764	$216,929
Add: Tax-equivalent adjustment	2,397	2,434	2,487	2,495	2,577
Non-interest income	90,138	83,775	72,702	76,757	76,763
Other	431	327	309	277	291
Loss on hedge terminations	—	—	—	—	3,680
Income	$319,748	$316,227	$296,350	$303,293	$300,240
Efficiency ratio	54.85%	54.84%	56.64%	58.46%	60.27%

Return on average tangible common shareholders' equity:
Net income	$111,038	$95,713	$94,035	$108,078	$60,044
Less: Preferred stock dividends	1,969	1,968	1,969	1,969	1,969
Add: Intangible assets amortization, tax-effected	883	888	894	900	906
Income adjusted for preferred stock dividends and intangible assets amortization	$109,952	$94,633	$92,960	$107,009	$58,981
Income adjusted for preferred stock dividends and intangible assets amortization, annualized basis	$439,808	$378,532	$371,840	$428,036	$235,924
Average shareholders' equity	$3,411,911	$3,375,401	$3,311,406	$3,254,203	$3,239,221
Less: Average preferred stock	145,037	145,037	145,037	145,037	145,037
Average goodwill and other intangible assets	556,784	557,902	559,032	560,173	561,303
Average tangible common shareholders' equity	$2,710,090	$2,672,462	$2,607,337	$2,548,993	$2,532,881
Return on average tangible common shareholders' equity	16.23%	14.16%	14.26%	16.79%	9.31%

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures (continued)

	At or for the Three Months Ended
(In thousands, except per share data)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Tangible equity:
Shareholders' equity	$3,438,325	$3,386,189	$3,329,705	$3,272,928	$3,234,625
Less: Goodwill and other intangible assets	556,242	557,360	558,485	559,617	560,756
Tangible shareholders' equity	$2,882,083	$2,828,829	$2,771,220	$2,713,311	$2,673,869
Total assets	$34,915,599	$35,374,258	$33,753,752	$33,259,037	$32,590,690
Less: Goodwill and other intangible assets	556,242	557,360	558,485	559,617	560,756
Tangible assets	$34,359,357	$34,816,898	$33,195,267	$32,699,420	$32,029,934
Tangible equity	8.39%	8.12%	8.35%	8.30%	8.35%

Tangible common equity:
Tangible shareholders' equity	$2,882,083	$2,828,829	$2,771,220	$2,713,311	$2,673,869
Less: Preferred stock	145,037	145,037	145,037	145,037	145,037
Tangible common shareholders' equity	$2,737,046	$2,683,792	$2,626,183	$2,568,274	$2,528,832
Tangible assets	$34,359,357	$34,816,898	$33,195,267	$32,699,420	$32,029,934
Tangible common equity	7.97%	7.71%	7.91%	7.85%	7.90%

Tangible book value per common share:
Tangible common shareholders' equity	$2,737,046	$2,683,792	$2,626,183	$2,568,274	$2,528,832
Common shares outstanding	90,584	90,588	90,594	90,410	90,199
Tangible book value per common share	$30.22	$29.63	$28.99	$28.41	$28.04

Core deposits:
Total deposits	$29,847,029	$30,026,327	$28,846,966	$28,481,834	$27,335,436
Less: Certificates of deposit	1,797,770	1,884,373	2,014,544	2,234,133	2,487,818
Core deposits	$28,049,259	$28,141,954	$26,832,422	$26,247,701	$24,847,618

(In millions, except per share data)
GAAP earnings adjusted for one-time charges:
	Three months ended December 31, 2021
	Pre-Tax Income	Earnings Applicable to Common Shareholders	Diluted EPS
Reported (GAAP)	$142.1	$108.4	$1.20
Strategic initiatives	0.6	0.4	—
Merger related	10.6	7.8	0.09
Debt prepayment costs	2.5	1.9	0.02
Adjusted (non-GAAP)	$155.8	$118.5	$1.31